UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 8, 2015

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 8, 2015, Apollo Management Holdings, L.P. (“Apollo Management”), a subsidiary of Apollo Global Management, LLC (“Apollo”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”) with RCS Capital Corporation (“RCAP”) and RCS Capital Holdings, LLC (“RCS Holdings”) that amended and restated the Membership Interest Purchase Agreement (the “Original MIPA”), dated as of August 6, 2015, by and among Apollo Management, RCAP and RCS Holdings. The transactions contemplated by the Original MIPA were described in Apollo’s Current Report on Form 8-K filed on August 11, 2015.

Pursuant to the terms and conditions of the Amended MIPA, RCAP will sell its wholesale distribution business, including Realty Capital Securities, LLC and Strategic Capital Management Holdings, LLC (“Strategic Capital”), to Apollo Management for an aggregate of $6 million in cash, subject to certain purchase price adjustments (the “Amended Wholesale Transaction”). RCAP’s transfer agent, American National Stock Transfer, LLC, which would have been acquired pursuant to the terms and conditions of the Original MIPA, will not be part of the Amended Wholesale Transaction. The Amended Wholesale Transaction will no longer be conditioned on the completion of a transaction between Apollo and certain affiliates of AR Capital, LLC (“AR Capital”).

The Amended MIPA contains various representations, warranties, covenants and indemnification obligations of the parties, including, among others, covenants pertaining to operation of the acquired businesses during the period between the execution of the Amended MIPA and the completion of the Amended Wholesale Transaction and the obligations of the parties to seek third party and regulatory approvals required for the Amended Wholesale Transaction.

Completion of the Amended Wholesale Transaction is subject to certain closing conditions, including, among others, the approval of the Financial Industry Regulatory Authority. The Amended Wholesale Transaction is expected to be completed early in the first quarter of 2016, and in the case of Strategic Capital, may be consummated at a later date subject to satisfaction of applicable closing conditions.

The Amended MIPA contains certain termination rights for the parties thereto, including if any governmental authority shall have issued an order, decree or ruling or taken any action enjoining or otherwise prohibiting the transactions contemplated thereby, breach of the representations, warranties and covenants by the parties thereto that could result in the failure of a closing condition and in the event the transactions contemplated thereby have not been completed by January 15, 2016 (other than with respect to the acquisition of Strategic Capital, which may be consummated at a later date subject to satisfaction of applicable closing conditions).

Item 1.02	Termination of a Material Definitive Agreement

On November 8, 2015, AMH Holdings (Cayman), L.P. (“AMH Holdings”), a subsidiary of Apollo, entered into a Termination Agreement and Release (the “Termination Agreement”) with Apollo Management, Apollo Principal Holdings I, L.P., a subsidiary of Apollo (“APH I”), AR Capital, AR Global Investments, LLC (“AR Global”), Nicholas S. Schorsch, Peter M. Budko, William M. Kahane, Edward M. Weil, Jr. and Brian S. Block (the “AR Capital Principals”) pursuant to which the parties mutually agreed to terminate (i) the Transaction Agreement (the “Terminated Transaction Agreement”), dated as of August 6, 2015, by and among AMH Holdings, AR Capital and AR Global, pursuant to which Apollo would have purchased a controlling interest in AR Global, that would have owned a majority of the ongoing asset management business of AR Capital, and (ii) the Guaranty and Support Agreement (the “Terminated Guaranty and Support Agreement”), dated as of August 6, 2015, by and among AMH Holdings and the AR Capital Principals, pursuant to which the AR Capital Princpals guaranteed certain of

AR Capital’s obligations in the Terminated Transaction Agreement, in each case, on the terms and conditions set forth in the Termination Agreement. AR Capital and the AR Capital Principals agreed to release and discharge AMH Holdings, its affiliates and certain other related parties from any and all liabilities, actions, claims or damages arising out of or related to the Terminated Transaction Agreement, the Terminated Guaranty and Support Agreement and the Original MIPA, and certain other specified actions with respect thereto, and certain other specified actions with respect to the Amended MIPA. AMH Holdings agreed to release and discharge AR Capital, the AR Capital Principals, their affiliates and certain other related parties from any and all liabilities, actions, claims or damages arising out of or related to the Terminated Transaction Agreement, the Terminated Guaranty and Support Agreement and the Original MIPA, and certain other specified actions with respect thereto, and the Amended MIPA and certain other specified actions with respect thereto.

Pursuant to the Termination Agreement, on November 9, 2015, APH I sold to AR Capital $25 million original issuance amount of Series D-1 Convertible Preferred Stock of RCAP for approximately $25.6 million in cash.

Item 8.01	Other Events.

On November 9, 2015, Apollo issued a press release announcing the Amended Wholesale Transaction.

On November 9, 2015, Apollo issued a press release announcing the Termination Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following Exhibits are furnished with this Report

Exhibit No.	Description

10.1	Amended and Restated Membership Interest Purchase Agreement, dated as of November 8, 2015, by and among Apollo Management Holdings, L.P., RCS Capital Corporation and RCS Capital Holdings, LLC[1]

10.2	Termination Agreement and Release, dated as of November 8, 2015, by and among AMH Holdings (Cayman), L.P., Apollo Management Holdings, L.P., Apollo Principal Holdings I, L.P., AR Capital, LLC, AR Global Investments, LLC, Nicholas S. Schorsch, Peter M. Budko, William M. Kahane, Edward M. Weil, Jr. and Brian S. Block[1]

99.1	Press Release dated November 9, 2015, entitled “Apollo Global Management and RCS Capital Enter into Amended Agreement for Sale of Wholesale Distribution Business”

99.2	Press Release dated November 9, 2015, entitled “Apollo Global Management and AR Capital Mutually Agree to Terminate Transaction”

[1]	Incorporated by reference to the exhibits filed as part of the Quarterly Report on Form 10-Q filed by Apollo Global Management, LLC on November 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: November 12, 2015	By:	/s/ Martin Kelly
Martin Kelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Membership Interest Purchase Agreement, dated as of November 8, 2015, by and among Apollo Management Holdings, L.P., RCS Capital Corporation and RCS Capital Holdings, LLC[1]

10.2	Termination Agreement and Release, dated as of November 8, 2015, by and among AMH Holdings (Cayman), L.P., Apollo Management Holdings, L.P., Apollo Principal Holdings I, L.P., AR Capital, LLC, AR Global Investments, LLC, Nicholas S. Schorsch, Peter M. Budko, William M. Kahane, Edward M. Weil, Jr. and Brian S. Block[1]

99.1	Press Release dated November 9, 2015, entitled “Apollo Global Management and RCS Capital Enter into Amended Agreement for Sale of Wholesale Distribution Business”

99.2	Press Release dated November 9, 2015, entitled “Apollo Global Management and AR Capital Mutually Agree to Terminate Transaction”

[1]	Incorporated by reference to the exhibits filed as part of the Quarterly Report on Form 10-Q filed by Apollo Global Management, LLC on November 9, 2015